Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

YMax Corporation
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 2003 Master Stock Option Plan of VocalTec Communications Ltd. (the "Company") of our report dated July 9, 2010, except for Notes 20 and 21, which are as of July 19, 2010, relating to the consolidated financial statements of Ymax Corporation and its subsidiaries appearing in the Form 6-K filed by VocalTec Communications Ltd. on July 19, 2010.

/s/ BDO USA, LLP
Certified Public Accountants
West Palm Beach, Florida
January 19, 2011